Smithfield Foods Reports Record First Quarter Fiscal 2026 Results

•Disciplined Execution on Clear Strategic Priorities Drives Profitable Growth in a Dynamic Operating Environment
•Strong Balance Sheet and Cash Flows Support Investments in Long-Term Growth and Shareholder Value Creation

SMITHFIELD, Va., April 28, 2026 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2026 first quarter ended March 29, 2026.

First Quarter Fiscal 2026 Financial Highlights
•Net sales of $3.8 billion, up 0.8% from the first quarter of 2025
•Operating profit of $333 million, up 3.4% from the first quarter of 2025; Adjusted operating profit of $339 million, up 4.0% from the first quarter of 2025
•Operating margin of 8.7%, up from 8.5% in the first quarter of 2025; Adjusted operating margin of 8.9%, up from 8.6% in the first quarter of 2025
•Packaged Meats operating profit of $275 million, up 3.6% from the first quarter of 2025; Packaged Meats operating profit margin of 12.8%, compared to 13.1% in the first quarter of 2025
•Diluted and adjusted diluted earnings of $0.62 and $0.64 per share, respectively; compared to $0.57 and $0.58 per share, respectively, in the first quarter of 2025

CEO Perspective

“We delivered record first‑quarter results through disciplined execution across the business, led by strong performance in Packaged Meats,” said Smithfield President and CEO Shane Smith. “Adjusted operating profit reached a first‑quarter record, underscoring the strength of our vertically integrated model. This performance reflects the actions our team is taking to drive profitable growth while navigating a dynamic operating environment.”

Smith added, “We are actively managing inflationary input costs and consumer spending trends, and our record first‑quarter results support our confidence in our outlook for 2026. Our strong balance sheet and cash flow generation give us the flexibility to invest behind our strategic priorities and continue driving profitable growth and long‑term shareholder value.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	March 29, 2026	March 30, 2025	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,149	$2,024	$125	6.2%
Fresh Pork	2,012	2,033	(21)	(1.1)%
Hog Production	769	932	(163)	(17.5)%
Other	174	104	70	66.9%
Total segment sales	5,103	5,093	10	0.2%
Inter-segment sales eliminations:
Fresh Pork	(784)	(787)	3	(0.4)%
Hog Production	(519)	(535)	16	(3.1)%
Total inter-segment sales eliminations	(1,303)	(1,322)	19	(1.5)%
Consolidated sales	$3,800	$3,771	$29	0.8%

Operating Profit (Loss) and Operating Profit Margin by Segment

	Three Months Ended
	March 29, 2026	March 30, 2025	Change		% Change
	(in millions, except percentages and basis points)
Operating profit:
Packaged Meats	$275	$266	$9		3.6%
Fresh Pork	78	82	(4)		(4.3)%
Hog Production	4	1	3		282.6%
Other	12	14	(3)		(18.4)%
Corporate expenses	(26)	(29)	3		11.0%
Unallocated (1)	(10)	(12)	2		13.2%
Operating profit	$333	$321	$11		3.4%

Operating profit margin:
Packaged Meats	12.8%	13.1%	(32)	bps
Fresh Pork	3.9%	4.0%	(13)	bps
Hog Production	0.5%	0.1%	41	bps
Other	6.7%	13.7%	(700)	bps
Consolidated	8.7%	8.5%	22	bps
________________
(1)    We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.

Financial Position

As of March 29, 2026, we had $3,683 million of available liquidity consisting of $1,386 million in cash and cash equivalents and $2,298 million of availability under our committed credit facilities. We ended the quarter with a ratio of net debt to adjusted EBITDA(1) on a trailing twelve months basis of 0.4x.
________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation of the ratio of net debt to adjusted EBITDA to the most comparable GAAP measure.

Dividend Update

On March 23, 2026, our Board declared a quarterly cash dividend of $0.3125 per share of common stock, which was paid on April 21, 2026, to shareholders of record on April 7, 2026. We anticipate the remaining quarterly dividends in fiscal year 2026 will be unchanged, resulting in an annual dividend rate of $1.25 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2026 Outlook

The Company is reaffirming its financial outlook provided on March 24, 2026 as follows:

•Total Company sales to be up low-single-digits compared to fiscal year 2025.

•Packaged Meats segment adjusted operating profit of between $1,100 million to $1,200 million.

•Fresh Pork segment adjusted operating profit of between $200 million to $260 million.

•Hog Production segment adjusted operating profit of between $150 million to $200 million.

•Total Company adjusted operating profit of between $1,325 million to $1,475 million.

•Capital expenditures of between $350 million to $450 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•An effective tax rate of between 22.5% and 24.5%.

The Company’s outlook for 2026 includes 53 weeks of results. The outlook excludes the impact of the proposed Nathan’s Famous acquisition and investment in the new processing facility in Sioux Falls, South Dakota.

Conference Call Information

A conference call to discuss the fiscal first quarter financial results is scheduled for today, April 28, 2026, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 855-669-9658 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 9363914. The replay will be available until May 5, 2026. For more information, please visit investors.smithfieldfoods.com.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world. For more information, please visit investors.smithfieldfoods.com

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income attributable to Smithfield, (2) adjusted net income per diluted common share attributable to Smithfield, (3) EBITDA, (4) adjusted EBITDA, (5) adjusted EBITDA margin, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income attributable to Smithfield is defined as net income, excluding the effects of transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income attributable to Smithfield is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income per diluted common share attributable to Smithfield is defined as adjusted net income attributable to Smithfield divided by diluted weighted average shares outstanding. (3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA is defined as EBITDA further adjusted for the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. We believe that adjusted EBITDA is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin is defined as adjusted EBITDA divided by total sales. We believe that adjusted EBITDA margin is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of sales. We believe that adjusted net income per diluted common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA is defined as net debt divided by adjusted EBITDA. We believe that ratio of net debt to adjusted EBITDA is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2026 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2026 projected adjusted results to its fiscal year 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our financial outlook for 2026, our ability to drive multi-year growth, our ability to complete the acquisition of Nathan’s Famous and, upon completion, deliver earnings growth for shareholders, and the anticipated dividend payments of $1.25 per share in 2026.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (1) the cyclical nature of our operations and fluctuations in commodity prices; (2) our dependence on third- party suppliers; (3) our ability to execute on our strategy to optimize the size of our hog production operations; (4) our ability to navigate geopolitical risks including increased tariffs on our exports, (5) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (6) our ability to compete successfully in the food industry; (7) our ability to anticipate and meet consumer trends and interests through product innovation; (8) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (9) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (10) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (11) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) our dividend policy and our ability to pay dividends; and (13) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share data and per share data, and unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
Sales	$3,800	$3,771
Cost of sales	3,289	3,262
Gross profit	511	510
Selling, general and administrative expenses	180	197
Operating gains	(1)	(9)
Operating profit	333	321
Interest expense, net	8	11
Non-operating losses	1	6
Income before income taxes	323	304
Income tax expense	72	72
Loss from equity method investments	2	5
Net Income	249	227
Net income attributable to noncontrolling interests	4	4
Net income attributable to Smithfield	$246	$224

Net income per common share attributable to Smithfield:
Basic	$0.63	$0.57
Diluted	0.62	0.57

Weighted-average shares outstanding:
Basic	393,285,796	388,812,663
Diluted	394,670,922	389,064,212

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	March 29, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,386	$1,539
Accounts receivable, net	1,066	1,023
Inventories, net	2,348	2,328
Prepaid expenses and other current assets	232	276
Total current assets	5,031	5,166

Property, plant and equipment, net	3,205	3,226
Goodwill	1,622	1,623
Intangible assets, net	1,258	1,260
Operating lease assets	380	387
Equity method investments	209	209
Other assets	297	306
Total assets	$12,002	$12,177

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$489	$856
Current portion of long-term debt and finance lease obligations	602	3
Current portion of operating lease obligations	73	71
Accrued expenses and other current liabilities	922	811
Total current liabilities	2,086	1,741

Long-term debt and finance lease obligations	1,401	2,000
Long-term operating lease obligations	313	322
Deferred income taxes, net	638	658
Net long-term pension obligation	209	207
Other liabilities	180	185

Redeemable noncontrolling interests	311	264

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,477,263 shares issued and outstanding as of March 29, 2026 and 393,112,711 shares issued and outstanding as of December 28, 2025	—	—
Additional paid-in capital	3,292	3,338
Retained earnings	3,897	3,776
Accumulated other comprehensive loss	(325)	(314)
Total shareholders’ equity	6,864	6,801
Total liabilities and equity	$12,002	$12,177

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
Cash flows from operating activities:
Net income	$249	$227
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	83	83
Changes in operating and other assets and liabilities, net	(390)	(541)
Other	(8)	64
Net cash flows used in operating activities	(65)	(166)

Cash flows from investing activities:
Capital expenditures	(88)	(79)
Net expenditures from breeding stock transactions	(6)	(7)
Cash receipts on notes receivable	14	1
Net cash flows used in investing activities	(80)	(85)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	236
Other	(5)	—
Net cash flows from (used in) financing activities	(5)	236

Effect of foreign exchange rate changes on cash	(4)	—
Net change in cash, cash equivalents and restricted cash	(154)	(15)
Cash, cash equivalents and restricted cash at beginning of period	1,539	943
Cash, cash equivalents and restricted cash at end of period	$1,386	$928

Non-GAAP Financial Measures

Adjusted Net Income Attributable to Smithfield and Adjusted Net Income per Diluted Common Share Attributable to Smithfield

The following table provides a reconciliation of net income attributable to Smithfield to adjusted net income attributable to Smithfield.

	Three Months Ended		Affected income statement account
	March 29, 2026	March 30, 2025
	(in millions, except per share data)
Net income attributable to Smithfield	$246	$224
Incremental costs from destruction of property (1)	3	—	Cost of sales
Plant closures	2	1	Cost of sales
Reduction in workforce and optimization (2)	1	6	SG&A
Reduction in workforce and optimization (2)	—	2	Cost of sales
Hog Production Reform	—	2	Cost of sales
Hog Production Reform	—	(1)	Operating gains
Insurance recoveries (3)	—	(6)	Operating gains
Income tax effect of non-GAAP adjustments (4)	(2)	(1)	Income tax expense
Adjusted net income attributable to Smithfield	$251	$227

Net income attributable to Smithfield per diluted common share	$0.62	$0.57
Adjusted net income attributable to Smithfield per diluted common share	$0.64	$0.58
________________
(1)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(2)Consists of severance and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million for the first quarter of 2025.
(3)Consists of a gain recognized in connection with the settlement of an insurance claim associated with property damage.
(4)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA.

	Three Months Ended		Twelve Months Ended		Affected Income Statement Account
	March 29, 2026	March 30, 2025	March 29, 2026	December 28, 2025
	(in millions, except percentages)
Net income	$249	$227	$1,021	$998
Interest expense, net	8	11	37	41
Income tax expense	72	72	283	283
Depreciation and amortization	83	83	332	332
EBITDA	$413	$393	$1,674	$1,654
Litigation charges	—	—	73	73	SG&A
Reduction in workforce and optimization (1)	1	6	4	9	SG&A
Reduction in workforce and optimization (1)	—	2	—	2	Cost of sales
Office closures (2)	—	—	4	4	SG&A
Incremental costs from destruction of property (3)	3	—	3	—	Cost of sales
Plant closures (4)	1	1	1	1	Cost of sales
Hog Production Reform (5)	—	1	2	3	Cost of sales
Hog Production Reform (6)	—	(1)	(3)	(4)	Operating gains
Employee retention tax credits (7)	—	—	(10)	(10)	Cost of sales
Insurance recoveries (8)	—	(6)	(30)	(36)	Operating gains
Company-owned life insurance gain (9)	—	—	(17)	(17)	Non-operating gains
Adjusted EBITDA	$417	$396	$1,699	$1,677

Net income margin	6.6%	6.0%	6.6%	6.4%
Adjusted EBITDA margin	11.0%	10.5%	10.9%	10.8%
________________
(1)Consists of severance and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million and $12 million for the first quarter of 2025 and fiscal year 2025, respectively.
(2)Consists of severance costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(3)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(4)Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(5)Consists of contract termination costs, loss on asset disposals, employee termination benefits and other exit costs associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(6)Fiscal year 2025 and twelve months ended March 29, 2025 includes a $3 million gain on the sale of certain of our hog farms in Missouri.
(7)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security Act.
(8)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(9)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.

Net Debt and Ratio of Net Debt to Adjusted EBITDA

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	March 29, 2026	December 28, 2025
	(in millions, except ratios)
Current portion of long-term debt and finance lease obligations	$602	$3
Long-term debt and finance lease obligations	1,401	2,000
Total debt and finance lease obligations	$2,003	$2,003
Cash and cash equivalents	(1,386)	(1,539)
Net debt	$618	$464

Net income	$1,021	$998
Adjusted EBITDA	$1,699	$1,677

Ratio of total debt and finance lease obligations to net income	2.0x	2.0x
Ratio of net debt to adjusted EBITDA	0.4x	0.3x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit.

	Three Months Ended
	March 29, 2026	March 30, 2025
	(in millions, except percentages)
Operating profit	$333	$321
Incremental costs from destruction of property (1)	3	—
Plant closures	2	1
Reduction in workforce and optimization (2)	1	9
Hog Production Reform	—	1
Insurance recoveries (3)	—	(6)
Adjusted operating profit	339	326

Operating profit margin	8.7%	8.5%
Adjusted operating profit margin	8.9%	8.6%
_______________
(1)Consists of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(2)Consists of severance and restructuring costs associated with workforce reduction and administrative process optimization initiatives.
(3)Consists of a gain recognized in connection with the settlement of an insurance claim associated with property damage.